Exhibit 12

                              BellSouth Corporation
                    Computation Of Earnings To Fixed Charges
                              (Dollars In Millions)


                                                     For the Three Months
                                                        Ended March 31,
                                                       2004        2005
Earnings

Income from continuing operations before
  provision for income taxes, minority
  interest, discontinued operations, and
  cumulative effect of accounting change                $1,773       $1,037

Equity in (earnings) losses of unconsolidated
  affiliates                                              (104)          80

Portion of rental expense representative of
  interest factor                                           28           27

Distributed income of equity affiliates                     --           --

Interest expense                                           215          291

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   Income, as adjusted                                  $1,912       $1,435
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Fixed Charges

Interest expense                                         $ 215        $ 291

Interest capitalized                                         1            2

Portion of rental expense representative of
  interest factor                                           28           27

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                                                    ----------- ------------
   Fixed Charges                                         $ 244        $ 320
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Ratio of Earnings to Fixed Charges                        7.83         4.48
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